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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 9, 2008

                                  ALDEROX, INC.
             (Exact name of registrant as specified in its charter)


              Colorado                                  58-2222646
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  (State or other jurisdiction of           (IRS Employer Identification No.)
           incorporation)

                                    000-26017
                        -------------------------------
                            (Commission File Number)

940 Calle Amanecer Suite E
San Clemente, California                                             92673
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(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (949) 542-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Alderox, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 9, 2008, and pursuant to the terms of his Employment Agreement, Brian Creek assumed his duties as our Chief Financial Officer. Mr. Creek replaces Michael Davies in this capacity, who acted as our Acting Chief Financial Officer from April 4, 2008 through September 8, 2008. Mr. Davies continues to serve as our Chief Executive Officer and Secretary.

BIOGRAPHY OF BRIAN CREEK

BRIAN CREEK, age 41, was employed in various capacities by FTI Consulting, Inc. (and certain predecessor entities, PriceWaterhouseCoopers - Financial Advisory Services, and Price Waterhouse - Dispute Analysis & Corporate Recovery) in Chicago Illinois from August 1996 to September 2008. From December 2003 to September 2008 he was a Managing Director in FTI's Corporate Finance division, in which he advised senior management of troubled and underperforming companies in a variety of restructuring and turnaround activities, including cash flow forecasting, customer profitability analyses, asset dispositions, creditor negotiations and business valuations. From July 1997 through December 2003 Mr. Creek was a Manager in the restructuring practice of the aforementioned entities, and was responsible for managing consulting teams tasked with reorganizing companies both in and out of Chapter 11. In this position he assisted client companies with accounting-related needs, including developing forecasting / valuation models and restructuring plans, conducting supplier and customer negotiations, and identifying cash management opportunities. From August 1996 to December 1997, Mr. Creek was employed as a Senior Associate at Price Waterhouse, LLP, where he designed and implemented various financial and accounting systems for companies in the retail and grocery sectors.

Mr. Creek holds BA degrees in Economics and Psychology from Claremont McKenna College and an MBA with a focus in Finance & Accounting from the University of Michigan Business School

EMPLOYMENT AGREEMENT

On August 6, 2008 we entered into an Employment Agreement with Brian Creek providing for him to serve as our Chief Financial Officer effective September 9, 2008. The agreement entitles Mr. Creek to a base salary of at least $150,000 (subject to possible increase by the Board) and to an annual bonus of up to 100% of his annual salary based on the ratio of our actual net income to our budgeted net income. If our actual net income is at least 85% of our budged net income, Mr. Creek shall receive a bonus equal to 25% of his annual salary. In the event our actual net income is equal to our budgeted net income, Mr. Creek shall receive a bonus equal to 75% of his annual salary. In the event our actual net income is 110% of our budgeted net income, Mr. Creek shall receive a bonus equal to 100% of his annual salary. These amounts are subject to pro rata increases for incremental improvements of the ratio of our actual net income to our budgeted net income.


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The agreement also entitles Mr. Creek to (i) an automobile allowance of $575 per month and (ii) reimbursement of residential rent expenses of not more than $3,500 per month until the earlier of a month following the sale of Mr. Creek's former residence, or the expiration of 9 months.

Under the agreement, Mr. Creek is entitled to options to purchase up to 1,900,000 shares of our common stock as follows:

      o 760,000 options granted on September 9, 2008 and which vest on September 9, 2009,

      o 570,000 options to be granted on September 9, 2009 and which vest on September 9, 2010, and

      o 570,000 options to be granted on September 9, 2010 and which vest on September 9, 2011,

All such options are to have term of six years and an exercise price per share equal to the average closing price of the Company's stock during the 20 days immediately prior to the grant date. The 760,000 options received by Mr. Creek on September 9, 2008 have an exercise price of $0.15. In the event of a change in control, all options previously granted to Mr. Creek will vest immediately.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.         Description
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10.1                Employment Agreement, dated August 6, 2008, by and between
                    Brian Creek and Alderox, Inc.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

Dated: September 17, 2008

Alderox, Inc.

By: /s/ Michael Davies
    --------------------------------
    Michael Davies, CEO